SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
MARCH 11, 2009

GLOBECOMM SYSTEMS INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION)

000-22839	11-3225567
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)
45 Oser Avenue
Hauppauge, New York 11788
(ADDRESS OF PRINCIPAL EXECUTIVE
OFFICES)
(631) 231-9800
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)
Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 11, 2009, Citibank, N.A. and Globecomm Systems Inc. (the “Company”), entered into a one year $50 million committed, broad-based secured credit facility. The credit facility, which is a restatement of the Company’s previously uncommitted credit facility with Citibank, includes the following sub-limits: (1) $30 million available for standby letters of credit; (2) $20 million available for commercial letters of credit; (3) a line for up to two term loans, each having a term of no more than five years, in the aggregate amount of up to $25 million that can be used for acquisitions; and (4) $7.5 million available for revolving credit borrowings. Additionally, the Company has renewed its foreign exchange line in the amount of $10 million. The credit facility will be available until March 9, 2010.
     Obligations under the credit facility are secured by all the personal property of the Company and are guaranteed by the Company’s subsidiaries. The Company’s ability to borrow amounts under the credit facility is subject to customary documentation, including security documents, satisfaction of certain customary conditions precedent, and compliance with terms and conditions included in the credit documents. The various covenants in the credit facility are generally consistent with the types of covenants that were applicable under the Company’s existing credit facility. These covenants include, among other things, customary restrictions on the Company’s ability to incur indebtedness or grant liens, pay dividends or make stock repurchases, engage in businesses other than those engaged in on the effective date of the credit facility and similar or related businesses, enter into transactions with affiliates, amend its governing documents, and merge, consolidate, or dispose of assets. The Company is also required to comply with various ongoing financial covenants, including with respect to the Company’s leverage ratio, liquidity ratio, minimum cash balance, debt service ratio and minimum capital base. If the Company does not comply with the various financial and other covenants and requirements of the credit facility, Citibank, N.A. may, subject to various customary cure rights, require the immediate payment of all amounts outstanding under the credit facility.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure required by this Item is included in Item 1.01 of this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit Number	Description

10.1	Credit agreement, dated March 11, 2009, by and between Globecomm Systems Inc. and Citibank, N.A. (filed herewith).

99.1	Press Release, dated March 13, 2009, entitled Globecomm Systems Enters Into Broad-Based Credit Facility with Citibank (filed herewith).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBECOMM SYSTEMS INC. (Registrant)
By:	/s/ Andrew C. Melfi
	Name:	Andrew C. Melfi
	Title:	Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Dated: March 16, 2009